                                                                EXHIBIT 99.1


                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119



                      EXX INC NAMED NO. 8 ON FORTUNE'S
                 FASTEST GROWING SMALL PUBLIC COMPANIES LIST

LAS VEGAS, NV JUNE 30, 2005-- EXX INC (AMEX EXX-A AND EXX-B) TODAY ANNOUNCED THAT THE COMPANY WAS LISTED AS NUMBER EIGHT (8) IN FORTUNE MAGAZINE'S LIST OF AMERICA'S 100 FASTEST GROWING SMALL PUBLIC COMPANIES. THE COMPANIES WERE SCREENED BY ZACKS, A FINANCIAL RESEARCH FIRM WHO IDENTIFIED COMPANIES WITH ANNUAL REVENUES OF LESS THAN $200 MILLION AND A STOCK PRICE OF MORE THAN $1 AND RANKED THEM BASED ON THE PAST THREE YEARS PERFORMANCE.

THE FORTUNE ARTICLE IS AVAILABLE ON THE FORTUNE.COM WEB SITE UNDER THE 100 FASTEST GROWING LINK REFERENCING FSB 100: AMERICAS FASTEST GROWING SMALL COMPANIES.

THE ABOVE RESULTS OF OPERATIONS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE COVERED UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LEGISLATION REFORM ACT OF 1995 WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ALTHOUGH EXX INC BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE REALIZED. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS WHICH MAY CAUSE EXX INC'S ACTUAL RESULTS AND CORPORATE DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. FACTORS THAT COULD CAUSE RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM EXX INC'S EXPECTATIONS INCLUDE, WITHOUT LIMITATION, CHANGES IN MANUFACTURING AND SHIPMENT SCHEDULES, NEW PRODUCT AND TECHNOLOGY DEVELOPMENTS, COMPETITION WITHIN EACH BUSINESS SEGMENT, CYCLICALITY OF THE MARKETS FOR THE PRODUCTS OF A MAJOR SEGMENT, LITIGATION, SIGNIFICANT COST VARIANCES, THE EFFECTS OF ACQUISITIONS AND DIVESTITURES, AND OTHER RISKS.